2022031708 BK: 21017 PG: 0830 - 0834 5 PGS
ASSIGNMENT OF LEASES
Rec: $10.00 Cnty: $0.00 State: $0.00
July 13, 2022 03:21:52 PM
FILED IN LEXINGTON COUNTY, SC
Tina Guerry

(Space Above This Line For Recording Data)

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT OF LEASES AND RENTS ("Assignment") is made on June 30, 2022, between Solid Rock MHP LLC, a South Carolina Limited Liability Company, whose address is 136 Main St, Pineville, North Carolina 28134 ("Assignor") and United Bank whose address is 125 Trade Ct Suite E, Mooresville, North Carolina 28117 ("Assignee"), which is organized and existing under the laws of the State of Virginia. Assignor, in consideration of loans extended by Assignee up to a maximum principal amount of One Million One Hundred Twenty-five Thousand and 00/100 Dollars ($1,125,000.00) and for other valuable consideration, the receipt of which is acknowledged, hereby grants, transfers, assigns and sets over to Assignee all right, title and interest in and to all rents, issues, profits and privileges (now due or which may hereafter become due) of the following described real property:

Address: 1015 Sandpit Rd, Leesville, South Carolina 29070
Legal Description: See Attached Exhibit "A"
Parcel ID/Sidwell Number: 006100-03-050

("Property") which secures the following:

- Loan with a principal amount of $1,125,000.00

Assignor further grants Assignee all leases now or hereafter existing on all or any part of the Property, whether written or oral, or any letting or any agreement for the use of occupancy of any part of the Property which may have been or which may hereafter be made or agreed to between Assignor and any other present, prior, or subsequent owner of the Property, or any interest therein, or which may be made or agreed to by Assignee, its successors or assigns, under the powers herein granted, and any tenant or occupant of all or any part of the Property (collectively, the "Leases" and each, a "Lease").

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, prior mortgages, prior deeds of trust, prior deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments of leases and rents and any other documents or agreements executed in connection with this Assignment whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Assignment by reference thereto, with the same force and effect as if fully set forth herein.

INDEBTEDNESS. This Assignment secures the principal amount shown above as may be evidenced by a promissory note or notes of even, prior or subsequent date hereto, including future advances and every other indebtedness of any and every kind now or hereafter owing from Solid Rock MHP LLC to United Bank, howsoever created or arising, whether primary, secondary or contingent, together with any interest or charges provided in or arising out of such indebtedness, as well as the agreements and covenants of this Assignment and all Related Documents (hereinafter all referred to as the "Indebtedness").

CROSS COLLATERALIZATION. It is the expressed intent of Assignor to use this Assignment to cross collateralize all of its Indebtedness and obligations to Assignee, howsoever arising and whensoever incurred, except any obligation existing or arising against the principal dwelling of any Assignor.

AMENDMENT OR MODIFICATION OF LEASES. With respect to any Leases executed upon the Property after the creation of this Assignment and so long as the Indebtedness remains unpaid, Assignor shall not, without the written consent of Assignee: (a) cancel any Leases; (b) accept the surrender of any Leases; (c) modify or alter any Leases in any way, either orally or in writing; (d) reduce the rental set forth in any Leases; (e) consent to the assignment of any lessee's interest under any Leases, or to any subletting thereunder; or (f) make any other assignment, pledge, encumbrance, or any other disposition of any Leases, or of the rents, issues and profits derived from the use of the Property. Any of the above acts, if done without the written consent of Assignee, shall be null and void, and shall constitute a default under the Assignment and the Related Documents.

REPRESENTATIONS OF ASSIGNOR. Assignor hereby represents: (a) there are currently no leases, subleases or agreements to lease or sublease all of or any part of the Property other than any existing leases, subleases or agreements to lease or sublease all of or any part of the Property, which Assignor has disclosed in writing to Assignee (b) the Leases are valid and enforceable and no default exists under the Leases; (c) Assignor is entitled to receive all the rents, issues and profits and to enjoy all the rents and benefits mentioned herein and assigned hereby; (d) said rents, issues and profits have not been sold, assigned, transferred, or set over by any instrument now in force and shall not at any time during the life of this Assignment be sold, assigned, transferred, or set over by Assignor, or any other person taking under or through Assignor except as pursuant to this Assignment; and (e) Assignor has the sole right to sell, assign, transfer, and set over the same and to grant and confer upon Assignee the rights, interests, powers, and authorities herein granted and conferred.

COLLECTION OF RENTS. Provided no Event of Default exists under the Indebtedness or any of the Related Documents, Assignee agrees not to demand from any lessor or lessee under the Leases or from any other persons liable therefor, any of the rents, issues or profits hereby assigned, but shall permit Assignor to collect all such rents, issues and profits from the Property and the Leases, so long as not collected more than one (1) month in advance of their due date.

EVENTS OF DEFAULT. The following events shall constitute default under this Assignment (each an "Event of Default"):

(a) Failure to make required payments when due under Indebtedness;
(b) Failure to perform or keep any of the covenants of this Assignment or a default under any of the Related Documents;
(c) The making of any oral or written statement or assertion to Assignee that is false or misleading in any material respect by Assignor or any person obligated on the Indebtedness;
(d) The death, dissolution, insolvency, bankruptcy or receivership proceeding of Assignor or of any person or entity obligated on the Indebtedness;
(e) Any assignment by Assignor for the benefit of Assignor's creditors;
(f) A material adverse change occurs in the financial condition, ownership, or management of Borrower or any person obligated on the Indebtedness; or
(g) Assignee deems itself insecure for any reason whatsoever.

REMEDIES. Upon the occurrence of an Event of Default under this Assignment, the Indebtedness or the Related Documents, Assignee may declare all sums secured hereby immediately due and payable and may, at Assignee's option, without notice, either in Assignee's person or by agent and with or without bringing any action or proceeding, or by any receiver appointed by the court, enter upon, take possession of, and manage and operate the Property, and each and every part thereof, and in connection therewith, Assignee may make, enforce, and modify any of the Leases; fix or modify rents; repair, maintain and improve the Property; employ contractors, subcontractors, and workmen in and about the Property; obtain and evict tenants; in its own name, sue for and otherwise collect or reserve any and all rents, issues and profits, including those past due and unpaid; employ leasing agents, managing agents, attorneys, and accountants in connection with the enforcement of Assignee's rights hereunder and pay the reasonable fees and expenses thereof; and otherwise do and perform any and all acts which Assignee may deem necessary and appropriate in and about the Property for the protection thereof and of Assignee's rights hereunder and under the Related Documents, and any and all amounts expended by Assignee in

connection with the foregoing shall constitute additional Indebtedness secured hereby to the extent permitted by law. Assignee shall apply any moneys collected, as aforesaid, less costs and expenses incurred, upon any Indebtedness secured hereby in such order and manner as Assignee may determine and to the extent permitted by law.

NOTICES AND WAIVER OF NOTICE. Unless otherwise required by applicable law, any notice or demand given by Assignee to any party is considered effective when: (i) it is deposited in the United States Mail with the appropriate postage; (ii) when it is sent via electronic mail; (iii) when it is sent via facsimile; (iv) when it is deposited with a nationally recognized overnight courier service; (v) on the day of personal delivery; or (vi) any other commercially reasonable means addressed to the party given at the beginning of this Assignment unless an alternative address has been provided to Assignee in writing. To the extent permitted by law, Assignor waives notice of Assignee's acceptance of this Assignment, defenses based on suretyship, any defense arising from any election by Assignee under the United States Bankruptcy Code, Uniform Commercial Code, as enacted in the state where Assignee is located or other applicable law or in equity, demand, notice of acceleration, notice of nonpayment, presentment, protest, notice of dishonor and any other notice.

TO THE EXTENT PERMITTED BY LAW, ASSIGNOR WAIVES ANY RIGHT TO NOTICE, OTHER THAN THE NOTICE PROVIDED ABOVE, AND WAIVES ANY RIGHT TO ANY HEARING, JUDICIAL OR OTHERWISE, PRIOR TO THE ASSIGNEE EXERCISING ITS RIGHTS UNDER THIS ASSIGNMENT.

PAYMENT OF RENTS TO ASSIGNEE. All tenants or occupants of any part of the Property (including without limitation, all persons claiming any interest as lessor or lessee under any Leases) are hereby authorized to recognize the claims and demands of Assignee without investigation as to the reason for any action taken by Assignee or the validity of the amount of indebtedness owing to or the existence of any default hereunder or under the Related Documents, or the application of payments made by Assignee, of any amounts to be paid to Assignee. Assignee's sole signature shall be sufficient for the exercise of any right under this Assignment and Assignee's sole receipt given for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rental collected under this Assignment shall be made to the exclusive order of Assignee.

ASSIGNABILITY. Assignee may assign or otherwise transfer this Assignment or any of Assignee's rights under this Assignment without notice to Assignor. Assignor may not assign this Assignment or any part of the Assignment without the express written consent of Assignee.

ASSIGNEE'S RIGHTS AND REMEDIES. The rights and remedies of the Assignee under this Assignment are cumulative, and are not in lieu of, but are in addition to all other rights and remedies which Assignee has under this Assignment and the Related Documents.

SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Assignment shall bind, and the rights hereunder shall inure to the respective successors and assigns of the Assignor and the Assignee.

ENTIRE AGREEMENT; MODIFICATIONS; SEVERABILITY. This Assignment shall constitute the entire agreement between Assignee and Assignor. Any modification of this Assignment shall be binding only if placed in writing and signed by the Assignee and Assignor. The invalidity of any provision of this Assignment shall not affect the validity of any other provision.

PARAGRAPH HEADINGS; SINGULAR AND PLURAL TERMS. The titles to the paragraphs of this Assignment are solely for the convenience of the parties and shall not be used to interpret this Assignment. Whenever used, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

ATTORNEYS' FEES AND OTHER COSTS. Assignor agrees to pay all of Lender's costs and expenses incurred in connection with the enforcement of this Assignment, including without limitation, reasonable attorneys' fees, to the extent permitted by law.

GOVERNING LAW. This Assignment will be governed by the laws of the State of South Carolina including all proceedings arising from this Assignment.

ORAL AGREEMENTS DISCLAIMER. This Assignment represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

ADDITIONAL PROVISIONS. This Assignment covers and the term Indebtedness includes all renewals, extensions, refinancings, modifications, replacements, substitutions and changes in form of the note or notes described above and now or hereafter owing from Grantor to Lender.

By signing this Assignment, Assignor acknowledges reading, understanding, and agreeing to all its provisions.

Solid Rock MHP LLC

By: Manufactured Housing Properties Inc., Member

[signature] 7/1/22

By: John Wallerd Wardlaw Date

Its: President

Witnessed by:

Daniel Stucco [signature]	7/1/22	Sarah Gee [signature]	7/1/22
Name:	Date	Name:	Date

BUSINESS ACKNOWLEDGMENT

STATE OF NORTH CAROLINA)

)

COUNTY OF Mecklenburg)

This is to certify that on the 1st of July, 2022 , before me personally came John Wallerd Wardlaw, President of Manufactured Housing Properties Inc., for and on behalf of Solid Rock MHP LLC, a South Carolina Limited Liability Company, with whom I am personally acquainted, and who, being by me duly sworn, did say that he/she holds the position set forth, and the name of the Limited Liability Company was subscribed thereto by John Wallerd Wardlaw, President of Manufactured Housing Properties Inc., and of Solid Rock MHP LLC, all by order of the Member of the Limited Liability Company, and that the foregoing instrument is the act and deed of the Limited Liability Company.

Witness my hand and official seal, this

My commission expires: March 25, 2024 Alexander Q. Olliver [signature]

Identification Number

(Official Seal)

ALEXANDER Q OLLIVER
Notary Public - North Carolina
Mecklenburg County
My Commission Expires Mar 25, 2024

ALL that certain lot or parcel of land situate, lying, and being in Lexington County, South Carolina, and more particularly described as follows:

All that certain piece, parcel or tracts of land, situate, lying and being in the County of Lexington, State of South Carolina, Shown and delineated as Tract No. Nineteen (19) and Tract No. Twenty (20), containing an aggregated total of 10.79 acres, more or less, on a plat prepared for Robert D. Baron and Ginger S. Baron by Lucius D. Cobb, RLS dated May 3,1995 and recorded in Plat Slide 109 at Page 8-B in the Office of the ROD for Lexington County. Reference is hereby made to said plat for a more complete and accurate description.

This being the same property conveyed to Solid Rock MHP, LLC from John O'Cain and Brandon Klick by Deeds dated July 6, 2022, and being recorded simultaneously herewith.

THIS INSTRUMENT PREPARED BY:
United Bank
125 Trade Ct Suite E
Mooresville, NC 28117-0000

AFTER RECORDING RETURN TO:
United Bank
125 Trade Ct Suite E
Mooresville, NC 28117-0000